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                                  EXHIBIT "C"

                          SECURITY AGREEMENT - PLEDGE

        RICHMOND PARTNERS, LTD., whose address is 10375 Richmond Avenue, Suite 1325, Houston, Texas 77042, hereinafter called "Debtor", for value received, the receipt and sufficiency of which is hereby acknowledged, hereby grants to ___________ whose address is ______________________________ hereinafter called
"Secured Party", the security interest hereinafter set forth and agrees with Secured Party as follows:

        I.      SECURITY INTEREST

        Debtor hereby grants to Secured Party a security interest in and agrees and acknowledges that Secured Party has and shall continue to have a security interest in the following described property, to-wit:

        2,000,000 shares of common stock, par value $0.1 per share, of Tyler Corporation (the "Shares")

together with all monies, income, proceeds and benefits attributable or accruing to said property, including, but not limited to, all stock rights, rights to subscribe, liquidating dividends, stock dividends, property, cash distributions, dividends paid in stock, new securities, cash dividends or other properties or benefits of which Debtor is or may hereafter become entitled to receive on account of said property, and in the event that Debtor shall receive any such, Debtor shall hold same as Trustee for Secured Party and will immediately deliver same to Secured Party, to be held by Secured Party in the same manner as the property specifically described above is held hereunder. All property of all kinds in which the Secured Party is herein granted a security interest shall hereinafter be called the "Collateral". The undersigned agrees to execute such stock powers, endorse such instruments, or execute such additional pledge agreements or other documents as may be required by the Secured Party in order to effectively grant to Secured Party the security interest in the Collateral.

        The security interest granted hereby is to secure the payment of that certain promissory note (the "Note") of even date herewith, executed by Debtor in favor of Secured Party in the principal amount of $1,750,000.00, together with any and all other indebtedness and liabilities whatsoever of the Debtor to Secured Party whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising and howsoever evidenced or acquired, and whether joint or several (all of which are hereinafter sometimes called the "Obligations").

        II.     WARRANTIES AND COVENANTS OF DEBTOR

        Debtor warrants, covenants and agrees that:

        (1) Except for the security interest granted hereby, the Debtor is the owner of the Collateral free of any adverse claim, security interest or encumbrance; and the Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or interest therein;

        (2) Debtor authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, a Financing Statement signed only by the Secured Party covering the Collateral; and at the request of Secured Party, the Debtor will join the Secured Party in executing one or more Financing Statements pursuant to the Uniform Commercial Code, in form satisfactory to the Secured Party, and will pay the cost of filing the same or filing or recording the Security Agreement in all public offices wherever filing or recording is deemed by the Secured Party to be necessary or desirable, it being further stipulated in this regard that the Secured Party may also at any time or times sign any counterpart of this Security Agreement signed by the Debtor and file same as a Financing Statement if the Secured Party shall elect to do so;

        (3) Debtor will not sell or offer to sell or otherwise transfer or encumber the Collateral or any interest therein without the written consent of the Secured Party;
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        (4) Debtor will keep the Collateral free from any adverse lien, security interest or encumbrances;

        (5) Debtor will deliver to the holder of the Obligations additional collateral, upon demand by such holder, if such holder deems the Collateral then held hereon to be insufficient, to properly and amply secure all Obligations secured hereby;

        (6) Debtor will pay to Secured Party all expenses and expenditures, including reasonable attorneys' fees and legal expenses, incurred or paid by the Secured Party in exercising or protecting its interest, rights and remedies under this Security Agreement.

        (7) At all times during the term of the Note the outstanding principal balance of the Note, together with accrued interest thereon shall not exceed 60% of the value of the Collateral. The term "value of the Collateral" as used herein shall mean the average closing price for the prior sixty (60) day period as quoted on a national securities exchange on which the Collateral is then listed or on an automated quotation system times the number of shares comprising the Collateral. In the event the outstanding principal amount of the Note plus accrued interest thereon exceeds 60% of the value of the Collateral, Debtor agrees to immediately deliver to the Secured Party collateral acceptable to the Secured Party its sole discretion to further secure the Note with a value, as reasonably determined by the Secured Party, that when added to the then value of the Collateral will cause the then outstanding principal balance of the Note, together with accrued interest thereon, not to exceed 60% of the combined value of such additional collateral and the value of the Collateral.

        (8) Debtor represents that Tyler Corporation is contractually obligated to file a shelf registration statement with respect to the Collateral within ninety (90) days after Debtor's written demand; provided, however, that Tyler Corporation may defer the registration for an additional ninety (90) days if Tyler Corporation's board of directors determines that such deferral would be in Tyler Corporation's best interest.

        (9) On or before the eighteenth (18th) month after the funding of the Note, Debtor will make a written demand that Tyler Corporation file a shelf registration with respect to the Collateral thus exercising the demand right described in paragraph (8) above. Failure of Debtor to make such written demand may, at the option of the Secured Party, constitute an event of default hereunder and under the Note.

        (10) Pursuant to that certain Purchase Agreement (herein so called) dated effective as of July 3, 1997 by and between Tyler Corporation ("Tyler"), Louis A. Waters, individually and as general partner of the Debtor ("Waters") and the Debtor, Debtor has agreed to purchase from Tyler the Shares. In connection therewith, Debtor hereby represents and warrants to the Secured Party that the Purchase Agreement is in full force and effect and has not been assigned, modified or amended, nor has Waters or Debtor granted any security interest therein and Debtor agrees to deliver to the Secured Party any notices, or other communications given pursuant to the Purchase Agreement contemporaneously with the giving or receipt of such notices pursuant to the Purchase Agreement.

        III.  GENERAL COVENANTS

        (1) The security interest granted hereby shall in no way be affected by any indulgence or indulgences, extension or extensions, change or changes in the form, evidence, maturity, rate of interest or otherwise of any of the Obligations hereby secured, nor by want of presentment, notice, protest, suit or indulgence upon any of such Obligations, nor shall any release of any security for or of any of the parties liable for the payment of any of the Obligations secured hereby in any manner affect or impair this pledge, and same shall continue in full force and effect in accordance with the terms until all of the Obligations have been fully paid.

        (2) Any and all securities and other properties heretofore, now or hereafter delivered to Secured Party, or in Secured Party's possession, shall also secure all Obligations and shall be held and construed to be a part of the Collateral hereunder to the same extent as fully described herein.




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        (3) Secured Party shall have the power to endorse and is hereby appointed Debtor's agent for the purpose of endorsing in the name of Debtor any instrument or document constituting Collateral or which may be received in payment of or on account of the Collateral.

        IV.  EVENTS OF DEFAULT

        The Debtor shall be in default under this Security Agreement upon the happening of any of the following events or conditions:

        (1) Default in the payment or performance of any liability or obligation of the Debtor or of any maker, endorser or guarantor of any liability or obligation of the Debtor to the holder of the Obligations, including, but not by way of limitation, default in the payment of any principal or interest on any of the Obligations when due;

        (2) Failure of the Debtor to deliver additional collateral as provided;

        (3) Any deterioration or impairment of the Collateral or any part thereof or any decline or depreciation in the market price thereof (whether actual or reasonably anticipated) which, in the judgment of the Secured Party, causes the Collateral to become unsatisfactory as to value or character.

        (4) The levy of any attachment, execution or other process against the Debtor or any of the Collateral;

        (5) Death, dissolution, termination of existence, insolvency or business failure of the Debtor or any endorser, guarantor or surety of any of the Obligations, or the commission of the act of bankruptcy by, or the appointment of receiver or other legal representative for any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceedings under any bankruptcy or insolvency law by or against, the Debtor or any endorser, guarantor or surety for any of the Obligations.

        (6) Default in the performance of any other covenant or agreement of Debtor to Secured Party, whether under this Security Agreement or otherwise;

        (7) The occurrence of any event which under the terms of any evidence of indebtedness, indenture, loan agreement, security agreement or similar instrument permits the acceleration of maturity of any indebtedness of Debtor to Secured Party, or to others than Secured Party; or Secured Party receives notification that another person has or expects to acquire a security interest in the Collateral or any part thereof.

        V. REMEDIES

        In the event of the default in the payment of any of the Obligations or any principal, interest or other amount payable thereunder, when due, or upon the happening of any of the events of default specified herein, and at any time thereafter, at the option of the holder thereof, any or all of the Obligations shall become immediately due and payable without presentment or demand or any notice to the Debtor or any other person obligated thereon and the Secured Party shall have and may exercise with reference to the Collateral and Obligations any and all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of Texas, and as otherwise granted herein or under any other applicable law or under any other agreement executed by Debtor, including, without limitation, the right and power to sell, at public or private sale or sales, or otherwise dispose of or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under this Security Agreement or under the Uniform Commercial Code after default by the Debtor, and to apply the proceeds thereof toward payment of any costs and expenses and attorneys' fees and legal expenses thereby incurred by the Secured Party and toward payment of the Obligations, in such order or manner as Secured Party may elect. To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other rights or remedies of Debtor or formalities prescribed by law relative to sale or disposition of the Collateral or exercise of any other right or remedy of Secured




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Party existing after default hereunder; and to the extent any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to the Debtor at the address shown hereinabove at least five
(5) days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving of said notice.

        Secured Party is hereby granted the right, after default in payment of any of the Obligations or in the performance of any covenants secured hereby, to transfer at any time to itself or its nominee the securities or other property hereby pledged, or any part thereof, and to thereafter exercise all voting rights with respect to such security so transferred and to receive the proceeds, payments, moneys, income or benefits attributable or accruing thereto and to hold the same as security for the Obligations hereby secured, or at Secured Party's election, to apply such amounts to the Obligations, whether or not then due, in such order as Secured Party may elect, or, Secured Party may, at its option, without transferring such securities or property to its nominee, exercise all voting rights with respect to the securities pledged hereunder and vote all or any part of such securities at any regular or special meeting of shareholders, and the undersigned does hereby name, constitute and appoint as a proxy of the undersigned the President or any Vice President of Secured Party, in the undersigned's name, place and stead to vote any and all such securities, as said proxy may elect, for and in the name, place and stead of the undersigned, such proxy to be irrevocable and deemed coupled with an interest.

        Debtor hereby agrees to cooperate fully with Secured Party in order to permit Secured Party to sell, at foreclosure or other private sale, the Collateral pledged hereunder. Specifically, Debtor agrees to fully comply with the Securities Laws of the United States and of the State of Texas and to take such action as may be necessary to permit Secured Party to sell or otherwise transfer the securities pledged hereunder in compliance with such laws.

        VI.  MISCELLANEOUS

        Second Party may, at its option, following the occurrence of an Event of Default, demand, sue for, collect or make any compromise or settlement it deems desirable with reference to the Collateral. The Secured Party shall not be obligated to take any steps necessary to preserve any rights in the Collateral against prior parties, which Debtor hereby assumes to do.

        No delay or omission on the part of Secured Party in exercising any rights hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        It is the intention of the parties hereto to comply with the usury laws of the State of Texas; accordingly, it is agreed that notwithstanding any provision to the contrary in the Security Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by law. If any excess of interest in such respect is provided for, or shall be adjudicated to be so provided for, in this Security Agreement, or in any of the documents evidencing the Obligations or otherwise relating thereto, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither the Debtor hereof nor his heirs, legal representatives, successors or assigns or any other party liable for the payment hereof, shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount permitted by law, (c) any such excess which may have been collected shall be, at the option of the holder of the instrument evidencing the Obligations, either applied as a credit against the then unpaid principal amount thereof or refunded to the Maker thereof and (d) the effective rate of interest shall be automatically subject to reduction to the maximum lawful contract rate allowed under the usury laws of the State of Texas as now or hereafter construed by the courts having jurisdiction.

        In order to induce Secured Party to advance and loan such funds to and/or for the benefit of Debtor, Debtor hereby covenants and agrees that in the event of default by the Debtor (an event of default shall be any one of those events of default stated above) that the Secured Party shall have the absolute and unconditional right, without the prior



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notice and/or any prior hearing of any kind whatsoever, to seize and take possession of the Collateral, and furthermore the Debtor does hereby expressly waive any right to any prior notice and/or any prior hearing prior to seizure and taking possession of the Collateral and/or property by the Secured Party in the event of default by the Debtor.

        All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns; and all obligations of Debtor shall bind his heirs, executors or administrators and his or its successors or assigns. The rights and remedies of Secured Party hereunder are cumulative and the exercise of any one or more of the remedies provided herein shall not be construed as a waiver of any of the other remedies of Secured Party.

        Any provision found to be invalid under the laws of the State of Texas, or any other state having jurisdiction, shall be invalid only with respect to the offending provision. All words used herein shall be construed of such gender or number as the circumstances require. If this Security Agreement is executed by more than one debtor, the Obligations of all such debtors shall be joint and several. The law of the State of Texas shall apply to this Security Agreement and its construction and interpretation.

        EXECUTED on this 10 day of September, 1997.

                                "DEBTOR"

                                RICHMOND PARTNERS, LTD.



                                By: /s/ LOUIS A. WATERS
                                   -----------------------------------------
                                        Louis A. Waters, its general partner




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